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                                                                    EXHIBIT G-24


                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                               SUMMARY OF RATINGS

                                   4/25/2003

                                                        MOODY'S                  STANDARD & POOR'S                  FITCH
                                               -------------------------    ----------------------------    ------------------------
                                               Prior     New     Date of    Prior      New       Date of    Prior     New    Date of
                                               Rating   Rating   Change     Rating    Rating     Change     Rating   Rating   Change
                                               ------   ------   -------    ------    ------     -------    ------   ------  -------
CenterPoint Energy, Inc.
  Senior Unsecured Debt                         Baa2     Ba1     11/04/02   BBB       BBB-       10/11/02            BBB-   07/18/02
  Unsecured Pollution Control Bonds             Baa2     Ba1     11/04/02   BBB       BBB-       10/11/02   BBB+     BBB-   07/18/02
  Subordinated Debt Related to ZENS             Baa3     Ba2     11/04/02   BBB(r)(1) BBB(r)(1)- 10/11/02   BBB      BB+    07/18/02
  Trust Preferred and Capital Securities        Baa3     Ba2     11/04/02   BBB-      BB+        10/11/02   BBB      BB+    07/18/02
  Senior Unsecured Bank Credit Facility         Baa1     Ba1     11/04/02             BBB-       11/13/02
  Corporate Credit Rating                                                   BBB+      BBB        10/11/02
  LT Issuer Rating                                       Ba1     11/04/02

CenterPoint Energy Houston Electric, LLC
  Senior Secured Debt - First Mortgage Bonds    A3       Baa2    11/04/02   BBB+      BBB        10/11/02            BBB+   07/18/02
  Senior Secured Debt - General Mortgage Bonds           Baa2    03/17/03             BBB        03/14/03            BBB    03/14/03
  Secured Term Loan - General Mortgage Bonds             Baa2    11/11/02             BBB        11/08/02            BBB    11/12/02
  Corporate Credit Rating                                                   BBB+      BBB        10/11/02
  LT Issuer Rating                                       Baa3    11/04/02

CenterPoint Energy Resources Corp.
  Senior Unsecured Debt                         Baa2     Ba1     11/04/02    BBB-     BBB        11/14/02   BBB+     BBB    07/18/02
  Subordinated Debt                             Baa3     Ba2     11/04/02    BBB      BBB-       10/11/02   BBB      BBB-   07/18/02
  Convertible Trust Preferred
    (TOPrS) Issued By NorAm Financing I         Baa3     Ba2     11/04/02    BBB-     BB+        10/11/02   BBB      BBB-   07/18/02
  Senior Unsecured Bank Credit Facility         Baa2     Ba1     11/04/02
  LT Issuer Rating/Corporate Credit Rating                                   BBB+     BBB        10/11/02

(1) The "r" subscript reflects the fact that the economics of this debt issue are linked to the common stock of AOL (formerly linked to common stock of Time Warner Inc.)